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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2003

Commission file number 333-05978

EURAMAX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2502320 (I.R.S. Employer Identification No.)
5445 Triangle Parkway, Suite 350, Norcross, Georgia (Address of principal executive offices)	30092 (Zip Code)

Registrant's telephone number, including area code 770-449-7066

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

99.1
Press Release of Euramax International, Inc. dated August 11, 2003.

Item 9. Regulation FD Disclosure.

        On August 11, 2003, Euramax International, Inc. issued a press release announcing its financial results for the quarter ended June 27, 2003. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

        The information set forth in this Item 9 is being furnished pursuant to Item 12 of Form 8-K, "Results of Operations and Financial Condition", and is included under this Item 9 in accordance with SEC Release Nos. 33-8216; 34-47583.

        The information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

        In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, or GAAP, the Company has provided operating earnings before depreciation and amortization, a non-GAAP financial measure, in the press release. Operating earnings before depreciation and amortization is presented as it closely approximates the measure used in the Company's credit agreement and indenture to the Company's senior subordinated notes for calculating financial and other covenants. Additionally, management believes that operating earnings before depreciation and amortization is an alternative measure of operating performance used by investors and analysts. Operating earnings before depreciation and amortization is not a measurement defined by GAAP and should not be considered an alternative to, or more meaningful than, information presented in accordance with GAAP.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EURAMAX INTERNATIONAL, INC.
Signature	Title	Date

/s/ R. SCOTT VANSANT R. Scott Vansant	Chief Financial Officer and Secretary	August 13, 2003

Exhibit Index

Exhibit	Description
Exhibit 99.1	Press release issued August 11, 2003 by Euramax International, Inc.

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  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index